EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share


                                                                         2004
        Basic:

        Net Income                                                        $8,869
                                                                          ======

        Average shares:
             Common shares issued                                     87,715,910
                                                                      ----------
             Average shares outstanding                               85,900,541
                                                                      ==========

        Net income per common share, basic                                 $0.00
                                                                           =====


        Diluted:

        Net Income                                                        $8,869
                                                                          ======

        Average shares:
             Common shares issued                                     99,931,805
                                                                      ----------
             Average shares outstanding                               85,900,541
                                                                      ==========

        Net income per common share, basic                                 $0.00
                                                                           =====